UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2023

Rent the Runway, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40958	80-0376379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Rent the Runway, Inc.
10 Jay Street
Brooklyn, New York 11201
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RENT	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 1, 2023, Rent the Runway, Inc. (the “Company”) entered into a Tenth Amendment to Credit Agreement (the “Credit Facility Amendment”) with respect to its term loan agreement dated as of July 23, 2018, as amended to date, with Double Helix Pte Ltd. (“Double Helix”), an indirectly wholly-owned subsidiary of Temasek Holdings (Private) Limited, as administrative agent for the lenders party thereto (the “Lenders”) which is referred to as the Credit Facility (as amended by the Credit Facility Amendment, the “Amended Credit Facility”). The Credit Facility Amendment, among other things, (i) eliminates all interest (both payment-in-kind and cash interest) for a period of six full fiscal quarters beginning with the fourth quarter of fiscal year 2023; (ii) reduces the minimum liquidity requirement under the Amended Credit Facility from $50 million to $30 million; and (iii) provides that the Company may not exceed mutually agreed upon quarterly and annual spend levels for inventory capital expenditures, fixed operating expenditures and marketing expenditures during fiscal year 2024 and to-be-agreed levels for fiscal years 2025 and 2026, subject to the Lender’s consent and certain exceptions. The maximum expenditure amounts are consistent with the Company’s current profitability goals and anticipated spend for fiscal 2024 and reflect lower amounts relative to anticipated spend in fiscal year 2023 for inventory capital expenditures and fixed operating expenditures and roughly flat amounts for marketing expenditures.

A copy of the Credit Facility Amendment is included as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description does not purport to be complete and is subject and qualified in its entirety by reference to the Credit Facility Amendment.

Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s profitability goals and anticipated spend. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include risks related to the Company’s debt, including the Company’s ability to comply with covenants in the Amended Credit Facility; and the Company’s ability to achieve anticipated cost savings and operate within its anticipated budget. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in its Quarterly Report on Form 10-Q for the quarter ended July 31, 2023, as will be updated in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2023. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1†	Tenth Amendment to the Credit Agreement, dated as of December 1, 2023, by and among the Company, the lenders from time to time party thereto and Double Helix Pte Ltd., as administrative agent.
 † Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT THE RUNWAY, INC.

Date: December 5, 2023	By:	/s/ Cara Schembri
Cara Schembri General Counsel and Corporate Secretary